UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2013

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2013, Western Refining Logistics, LP (the “Partnership”), a subsidiary of Western Refining, Inc. (“Western”), completed its initial public offering (the “Offering”) of 15,812,500 common units representing limited partnership interests of the Partnership (the “Common Units”) sold by the Partnership to the public at a price of $22.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-190135) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 25, 2013, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) filed with the Commission on October 16, 2013, pursuant to Rule 424(b) of the Securities Act.

Revolving Credit Facility

On October 16, 2013, the Partnership entered into a Credit Agreement among the Partnership, as borrower, the lenders from time to time party thereto and Well Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer (the “Credit Agreement”). The Credit Agreement provides for a $300 million senior secured revolving credit facility, expiring October 16, 2018, that includes a $25.0 million sublimit for standby letters of credit and a $10.0 million sublimit for swing line loans. The revolving credit facility will be available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership also has the ability to increase the maximum amount of the revolving credit facility in an aggregate amount of up to $200.0 million, for a total facility size of up to $500.0 million, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions.

Borrowings under the revolving credit facility will bear interest at either a base rate, plus an applicable margin ranging from 0.75% to 1.75%, or a Eurodollar rate, plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Consolidated Total Leverage Ratio, as defined in the Credit Agreement. In addition, the unused portion of the revolving credit facility will be subject to a commitment fee ranging from 0.30% to 0.50%, based on the Consolidated Total Leverage Ratio.

The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the ability of the Partnership and its restricted subsidiaries to incur or guarantee debt, grant liens on their assets, make investments, make cash distributions, redeem or repurchase units, amend material contracts, engage in business activities (other than lines of business as of October 16, 2013), engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets or enter into burdensome agreements or enter into non-arms-length transactions with affiliates.

Obligations under the Credit Agreement and certain cash management and hedging obligations will be guaranteed by all subsidiaries of the Partnership as of the date hereof and, with certain exceptions, any subsidiaries formed or acquired after the date hereof, and will be secured by a first priority lien on substantially all of the Partnership’s and such subsidiaries’ material assets.

The Credit Agreement requires the Partnership to maintain the following financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period then ended: (a) consolidated EBITDA (as defined in the Credit Agreement) to interest expense of at least 2.50 to 1.00, (b) funded debt (net of up to $20 million of unrestricted cash) to consolidated EBITDA of not greater than 4.00 to 1.00 (or 4.50 to 1.00 at any time after the Partnership has issued at least $100 million of unsecured notes) and (c) after the Partnership has issued at least $100 million of unsecured notes, funded debt secured by liens (net of up to $20 million of unrestricted cash) to consolidated EBITDA of not greater than 3.50 to 1.00.

The Credit Agreement contains events of default, including, but not limited to (and subject to grace periods in certain circumstances), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant contained in the Credit Agreement or related documentation, any representation or warranty made in the Credit Agreement or related documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in ownership of the Partnership or the ownership or board composition of the general partner of the Partnership and material judgments or orders. Upon the occurrence and during the continuation of an event of default under the Credit Agreement, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the loan parties and the collateral as may be available to the lenders under the Credit Agreement and related documentation or applicable law.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution, Conveyance and Assumption Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution, Conveyance and Assumption Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On October 16, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, Western Refining Logistics GP, LLC (the “General Partner”), Western, Western Refining Southwest, Inc. (“WRSW”), Western Refining Company, L.P. (“WRCLP”) and Western Refining Wholesale, Inc. (“Wholesale”). Pursuant to the Omnibus Agreement the Partnership was granted, among other things, a right of first offer to acquire certain of Western’s retained assets. Western also agreed, under certain circumstances, to offer the Partnership the opportunity to purchase certain other assets in the Permian Basin or the Four Corners area that Western may acquire or construct after the Offering. The Omnibus Agreement also provides for reimbursement to Western for the provision of various administrative services and Western’s indemification of the Partnership for certain matters.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement

On October 16, 2013, in connection with the closing of the Offering, the Partnership, WRCLP and WRSW entered into an operational services agreement (the “Services Agreement”). Pursuant to the Services Agreement, WRCLP and WRSW will provide certain personnel to provide operational services to the Partnership in support of its assets.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Services Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Pipeline Agreement

On October 16, 2013, in connection with the closing of the Offering, WRCLP and WRSW on one hand and Western Refining Pipeline, LLC (“WRP”) on the other, entered into a pipeline and gathering services agreement (the “Pipeline Agreement”). Pursuant to the Pipeline Agreement, WRP will provide mainline movement services, truck offloading services, gathering and injection services and storage services in exchange for fees to be charged to WRCLP and WRSW, as applicable.

The foregoing description is qualified in its entirety by reference into the full text of the Pipeline Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated to this Item 1.01 by reference.

Terminalling Agreement

On October 16, 2013, in connection with the closing of the Offering, WRCLP and WRSW on one hand and Western Refining Terminals, LLC (“WRT”) on the other, entered into a terminalling, transportation and storage services agreement (the “Terminalling Agreement”). Pursuant to the Terminalling Agreement, WRT will provide product and asphalt storage services, product and asphalt throughput services, product additive and blending services and asphalt processing and blending services at the Product Terminals (as defined in the Terminalling Agreement) in exchange for fees to be charged to WRCLP and WRSW, as applicable.

The foregoing description is qualified in its entirety by reference to the full text of the Pipeline Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

LTIP

The description of the Long-Term Incentive Plan provided below under Item 5.02 (and as defined therein) is incorporated into this Item 1.01 by reference. A copy of the Long-Term Incentive Plan is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner, WRSW, San Juan Refining Company, LLC (“SJR”), WRP, WRT, WRCLP and Wholesale is a direct or indirect subsidiary of Western. As a result, certain individuals, including officers and directors of Western, the Partnership and the General Partner, serve as officers and/or directors of more than one of such other entities.

Certain of the lenders under the Partnership’s Credit Agreement and their affiliates are or have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Western and its subsidiaries or the Partnership or its subsidiaries.

As more fully described in the section “Certain Relationships and Related Transactions” of the prospectus, which is incorporated herein by reference, Western owns and controls the General Partner and owns through its wholly owned subsidiaries 29,809,500 Common Units and all of the subordinated units representing limited partner interests in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On October 16, 2013, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement by and among the Partnership, the General Partner, WRSW, SJR, WRP, WRT, WRCLP and Western (the “Contribution Agreement”): (i) WRSW contributed to the Partnership the WR Subsidiary Interests (as such term is defined in the Contribution Agreement) in exchange for 16,167,270 subordinated units, a cash distribution and the right to receive both (a) a number of additional common units and (b) a distribution of any cash paid by the Underwriters to the Partnership, as set forth in the Contribution Agreement, and the issuance to the General Partner of the Incentive Distribution Rights and (ii) WRCLP contributed to the Partnership the WRCLP Contribution Assets (as such term is defined in the Contribution Agreement) in exchange for 6,998,500 common units, 6,643,730 subordinated units and a cash distribution, as set forth in the Contribution Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Relationships

The description of the relationships among the Partnership, the General Partner, Western, WRSW, SJR, WRT, WRP, WRCLP and Wholesale provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement provided under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of Common Units to WRCLP, subordinated units to WRCLP and WRSW, and Incentive Distribution Rights to Western on October 16, 2013, in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each subordinated unit issued pursuant to the Contribution Agreement will convert into one Common Unit at the end of the subordination period (as set forth in the Prospectus). The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On October 16, 2013, in connection with the Offering, the Board of Directors of the General Partner adopted the Western Refining Logistics, LP 2013 Long-Term Incentive Plan (the “Plan”) for certain employees, consultants and directors of the General Partner and those of its affiliates who perform services for the Partnership. The Plan provides for grants of restricted units, unit appreciation rights, unit options, phantom units, unit awards, substitute awards, other unit-based awards, cash awards, performance awards and distribution equivalent rights. Any awards that are made under the plan to executive officers will be approved by the Board of directors of the General Partner or a committee thereof. The Plan limits the number of Common Units that may be delivered pursuant to awards under the plan to 4,500,000 units. The Plan will be administered by the Board of Directors or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.7 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosures.

On October 16, 2013, the Partnership issued a press release announcing that it had closed the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K (including the related exhibits) is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Credit Agreement among the Partnership, as borrower, the lenders from time to time party thereto and Well Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer.

10.2	Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, WRSW, SJR, WRP, WRT, WRCLP and Western.

10.3	Omnibus Agreement by and among the Partnership, the General Partner, Western, WRSW, WRCLP and Wholesale.

10.4	Services Agreement by and among the Partnership, WRCLP and WRSW.

10.5	Pipeline and Gathering Services Agreement by and among WRCLP, WRSW and WRP.

10.6	Terminalling, Transportation and Storage Services Agreement by and among WRCLP, WRSW and WRT.

10.7	Western Refining Logistics, LP 2013 Long-Term Incentive Plan.

99.1	Press Release dated October 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: October 22, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement among the Partnership, as borrower, the lenders from time to time party thereto and Well Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer.

10.2	Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, WRSW, SJR, WRP, WRT, WRCLP and Western.

10.3	Omnibus Agreement by and among the Partnership, the General Partner, Western, WRSW, WRCLP and Wholesale.

10.4	Services Agreement by and among the Partnership, WRCLP and WRSW.

10.5	Pipeline and Gathering Services Agreement by and among WRCLP, WRSW and WRP.

10.6	Terminalling, Transportation and Storage Services Agreement by and among WRCLP, WRSW and WRT.

10.7	Western Refining Logistics, LP 2013 Long-Term Incentive Plan.

99.1	Press Release dated October 16, 2013.